Warrant LockUp Agreement

This agreement is by and between Grand Slam Licensing, Inc. (the
"Corporation") and the undersigned shareholders as agreed to on the
	day of
March	, 1995.   The purpose of this agreement is to define the agreed upon rights and responsibilities of the principal shareholders, officers and directors in relation to the Warrants distributed to them upon the effectiveness of the Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (SEC).

The undersigned shareholders agree that the Warrants distributed to them are intended to support the capitalization of the Corporation and were not intended to be used for immediate personal gain or to stabilize the market as
per Section 10(b)(6) or 10(b)(7) under the SEC Act of 1934.   Therefore,
the
undersigned shareholders do hereby agree to the following:

In the event the undersigned shareholders exercise any Warrants, the common stock issued to the undersigned shareholders upon said exercise shall be
locked in and restricted from trading for a period of two years.  Upon exercise,
a notice shall be placed on the face of each stock certificate stating that the transfer of the common stock evidenced by said certificate is restricted in accordance with the conditions set forth on the reverse side of each common stock certificate; and a typed legend shall be placed on the reverse side of each common stock certificate which states that the sale or the transfer of the common shares as evidenced by the certificate is subject to certain restrictions until two years from the date of issuance pursuant to this Agreement between the
shareholders of the Corporation (whether beneficial or of record) and the
Corporation.   This agreement shall be on file with the Corporation and the transfer agent and a copy shall be available upon request and without charge.

The undersigned shareholders agree not to sell or otherwise transfer their interest in the Warrants except to an underwriter or other market maker in the
common stock once a market is established.   The undersigned shareholders
further agree that the total value in cash or other consideration, paid by the underwriter/market maker to the undersigned shareholders shall not exceed $.001 per Warrant.

In witness whereof, the parties hereto have duly executed this agreement as of the above mentioned date:

                                      Holder of                       Warrants
----------------------------------                  ----------------

                                      Holder of                       Warrants
----------------------------------                  ----------------


                                      Holder of                       Warrants
----------------------------------                  ----------------